Exhibit 99.1
FOR IMMEDIATE RELEASE
Lear Contact:
Mel Stephens
(248) 447-1624
Icahn Contact:
Susan Gordon
(212) 702-4309
Lear Announces $200 Million Equity Offering
     Southfield, Mich., October 17, 2006 — Lear Corporation [NYSE: LEA], one of the world’s largest automotive interior systems and components suppliers, today announced that it has entered into a definitive agreement to issue $200 million of common stock in a private placement to affiliates of and funds managed by Carl C. Icahn (Icahn). The offering includes 8,695,653 shares of Lear common stock issued at $23.00 per share. The transaction is subject to receipt of applicable antitrust approvals and is expected to close within forty-five days.
     The purchase agreement entered into in connection with the transaction provides Icahn with the right to a representative on Lear’s board of directors and contains certain other corporate governance terms and conditions with respect to Icahn’s ownership position. A copy of the agreement will be filed as an exhibit to a Form 8-K filed with the Securities and Exchange Commission.
     “Our increased investment reflects our confidence in Lear’s management team and our optimism about the future value of the Company,” said Carl Icahn. “We look forward to the opportunity to work actively with management and the other members of the Lear board to help increase value for all shareholders.”
     The proceeds of the offering are expected to be used for strategic investments and will provide Lear with increased financial and operating flexibility.
     “This transaction provides Lear with additional flexibility and allows the Company to pursue value enhancing initiatives at a time when market conditions are very dynamic,” said Bob Rossiter, Lear Chairman and Chief Executive Officer. “We look forward to working with Carl Icahn and his colleagues and appreciate the continued support of our shareholders.”

Preliminary Third Quarter 2006 Results
     In conjunction with the equity offering, the Company is providing a preliminary summary of third quarter 2006 financial results.
     For the third quarter of 2006, Lear expects to post net sales of $4.1 billion and a pretax loss in the range of $60 to $70 million, including costs related to restructuring actions of approximately $17 million and a loss on sale of approximately $29 million. The loss on sale relates to the contribution of substantially all of the Company’s European Interiors Systems Division to International Automotive Components Group, LLC, Lear’s joint venture with WL Ross & Co. LLC and Franklin Mutual Advisers, LLC. Income before interest, other expense, income taxes and restructuring costs (core operating earnings) is expected to be in the range of $44 to $48 million. Free cash flow was approximately negative $50 million, including capital expenditures of approximately $85 million. The Company will provide a full report of its third quarter 2006 financial results on October 26, 2006.
     This announcement is neither an offer to sell nor a solicitation of an offer to buy securities. The securities included in this equity offering have not been registered under the Securities Act of 1933 or applicable state securities laws. Unless so registered, the securities may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.
     Lear Corporation is one of the world’s largest suppliers of automotive interior systems and components. Lear provides complete seat systems, electronic products and electrical distribution systems and other interior products. With annual net sales of $17.1 billion in 2005, Lear ranks #127 among the Fortune 500. Lear’s world-class products are designed, engineered and manufactured by a diverse team of 115,000 employees at 282 locations in 34 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available on the internet at http://www.lear.com.
Use of Non-GAAP Financial Information
     In addition to the preliminary results reported in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has provided information regarding certain non-GAAP financial measures. These measures include “income before interest, other expense, income taxes and restructuring costs” (core operating earnings) and “free cash flow.” Free cash flow represents net cash provided by operating activities before the net change in sold accounts receivable, less capital expenditures. The Company believes it is appropriate to exclude the net change in sold accounts receivable in the calculation of free cash flow since the sale of receivables may be viewed as a substitute for borrowing activity.
     Management believes that the non-GAAP financial measures are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings is a useful measure in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating earnings or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that this measure is useful to both management and investors in their analysis of the Company’s results of operations and provides improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting in future periods.
     Core operating earnings and free cash flow should not be considered in isolation or as substitutes for net income (loss), pretax income (loss), cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as measures of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.
Forward-Looking Statements
     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to: general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates; fluctuations in the production of vehicles for which the Company is a supplier; labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company; the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions; the outcome of customer productivity negotiations; the impact and timing of program launch costs; the costs and timing of facility closures, business realignment or similar actions; increases in the Company’s warranty or product liability costs; risks associated with conducting business in foreign countries; competitive conditions impacting the Company’s key customers and suppliers; raw material costs and availability; the Company’s ability to mitigate the significant impact of increases in raw material, energy and commodity costs; the outcome of legal or regulatory proceedings to which the Company is or may become a party; unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of the Company’s customers; the finalization of the Company’s restructuring strategy; the outcome of various strategic alternatives being evaluated with respect to the Company’s North American Interiors business; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. In addition, the consummation of the equity offering referred to in this press release is subject to certain conditions. No assurances can be given that the offering will be consummated on the terms contemplated or at all.
     The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.
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